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EXHIBIT 10.42
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              AMENDMENT TO THE RES-PBGC MEMORANDUM OF UNDERSTANDING
                             DATED NOVEMBER 2, 1998

         THIS AMENDMENT to the RES-PBGC Memorandum of Understanding by and between the Pension Benefit Guaranty Corporation and RES Holding Corporation is made and entered into as of this 29th day of December, 1999, by and between the Pension Benefit Guaranty Corporation and Republic Technologies International, LLC.

                                   WITNESSETH
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WHEREAS, by last signature dated November 2, 1998, RES Holding Corporation
("RES") and the Pension Benefit Guaranty Corporation ("PBGC") entered into a Memorandum of Understanding ("MOU"); and

WHEREAS, all events under clauses (i) and (ii) of Section 1 of the MOU have occurred, including the Combination of RES and RESI under a common ultimate parent ("Ultimate Parent"), such Ultimate Parent being Republic Technologies International, LLC ("RTI"); and

WHEREAS, under the MOU, RTI must make certain "Required Contributions," including a payment of $7,500,000 on January 1, 2000; and

WHEREAS, RTI and PBGC entered into a Key Terms for an Understanding Between Pension Benefit Guaranty Corporation ("PBGC"), Republic Technologies International, LLC ("RTI"), and USX Corporation ("USX") dated August 12, 1999 ("Key Terms") under which RTI has certain other payment obligations;

NOW THEREFORE, RTI and PBGC agree to the following:

1. Subsections (b) and (c) of section 3 of the MOU are amended as follows: the number in the "Amount ($mill)" column in the third row of each table shall be "2.0" in lieu of "7.5." The parties hereto agree that as a result, the Required Contribution which must be made no later than January 1, 2000, shall be $2,000,000.00.

2. Subsections (b) and (c) of section 3 of the MOU are further amended --

         (a) to add a new row to each table after the current third row, with the words "no later than 3/15/00" in the contribution "Date" column, and "5.5" under the "Amount ($mill)" column;

         (b) to add the following proviso at the end of each table --


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         "provided, however, in the event RTI fails to make the payment required in section II.B.1 of the Key Terms for plan year 1999 on or before January 15, 2000 as required in section II.B.3 of the Key Terms, or in the event RTI does not provide PBGC with a Letter of Credit by December 31, 1999, as required by section II.C. of the Key Terms, the Required Contribution due no later than 3/15/00, above, in the amount of $5,500,000.00 shall be due on January 15, 2000."

3. Except as the MOU is modified by this Amendment, the MOU remains unchanged and in full force and effect, and the parties hereby ratify and affirm the MOU as modified hereby.

IN WITNESS WHEREOF, the parties have signed and agreed as of the date first written above.



                              PENSION BENEFIT GUARANTY CORPORATION




DATE: December 29, 1999       BY:/s/ Andrea Schneider
      -----------------         ------------------------------------
                                ANDREA SCHNEIDER, CHIEF NEGOTIATOR AND DIRECTOR
                                CORPORATE FINANCE AND NEGOTIATIONS DEPARTMENT





                              REPUBLIC TECHNOLOGIES INTERNATIONAL, LLC




Date: December 29, 1999           By:/s/ Joseph F. Lapinsky
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